Exhibit 3.1

AMENDED AND RESTATED

BYLAWS

OF

HYTEK MICROSYSTEMS, INC.

A California Corporation

(as amended through October 30, 2003)

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TABLE OF CONTENTS

(Continued)

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ARTICLE I. BUSINESS OFFICES

Section 1. Principal Executive Office. The principal executive office of the corporation shall be located at 400 Hot Springs Road, in the City of Carson City, State of Nevada or at such other place within or without the State of California as may be designated from time to time by the Board of Directors in a duly adopted resolution.

Section 2. Other Offices. The corporation may also have offices at such other places as the Board of Directors may from time to time designate, or as the business of the corporation may require.

ARTICLE II. SHAREHOLDERS

Section 1. Time of Annual Meetings. The annual meeting of the shareholders of the corporation shall be held each year on a date and at a time fixed by the president of the corporation each year, provided that the president may select a different date and/or time from year to year, and provided further that an annual meeting of shareholders will be held no more than fifteen (15) months after the immediately prior annual meeting of shareholders.

Section 2. Call of Special Meetings. A special meeting of the shareholders may be called at any time by the Chairman of the Board, the President, the Board of Directors, or by one or more shareholders entitled to cast not less than ten percent (10%) of the votes at such meeting. Such meeting may be called for any purpose whatsoever.

Section 3. Place of Annual and Special Meetings. All annual and special meetings of shareholders shall be held at the principal executive office of the corporation unless otherwise prescribed by statute or designated by the person or persons calling the meeting; provided, however, that, whether or not such designation is made in the notice of meeting, any annual or special meeting may be held at any place designated by written consent of all the persons entitled to vote thereat, which written consent may be given before or after the meeting.

Section 4. Time and Manner of Giving Notice of Annual and Special Meetings. Written notice of all annual and special meetings of the shareholders of the corporation shall be given to each shareholder entitled to vote, either personally or by first-class mail (or, if the corporation has outstanding shares held of record by 500 or more persons, determined as provided in Section 605 of the California Corporations Code, on the record date for the shareholders’ meeting, notice may be sent third-class mail) or other means of written communication (which includes, without limitation, and wherever used in these bylaws, facsimile and telegraphic communication), charges prepaid, addressed to the shareholder at his address appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. Notice of any such meeting of shareholders shall be sent to each shareholder entitled thereto not less than ten (10) (or if sent by third class mail, 30) nor more than sixty (60) days before the meeting. Notice of any adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken, unless a meeting is adjourned for more than forty-five (45) days or if after the adjournment a new record date is fixed for the adjourned meeting.

Section 5. Business to be Conducted; Contents of Notice. At each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting, and such other business shall be transacted as may properly come before the meeting, as determined pursuant to California law and Section 12 of Article II of these Bylaws. The notice of an annual or special meeting of shareholders shall state (i) the place, date and hour of the meeting, (ii) if directors are to be elected, the names of the nominees which management intends at the time of the mailing of the notice, to present for election and (iii) such other matters, if any, as may be expressly required by applicable law or regulation. The notice of an annual meeting shall also state those other matters, if any, which the Board of Directors, at the time of the mailing of the notice, intends to present for action by the shareholders. The notice of a special meeting shall state the general nature of the business to be transacted, whether or not included in any of the foregoing categories, and no other business may be transacted.

Section 6. Quorum. The presence, in person or proxy, of the persons entitled to vote a majority of the shares entitled to vote at any meeting constitutes a quorum for the transaction of business. The shareholders present at a meeting duly called or held at which a quorum is initially present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, but any action taken (other than adjournment) must be approved by at least a majority of the shares required to constitute a quorum.

In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares represented at the meeting, but no other business may be transacted, unless a quorum was initially present, as provided above in this Section.

Section 7. Inspectors of Election. In advance of any meetings of shareholders, the Board of Directors may appoint any persons, other then nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed. The duties of inspectors shall be as prescribed by Section 707 of the California Corporations Code.

Section 8. Voting Procedure. The voting at all meetings of shareholders, including the voting for directors, need not be by written ballot, unless voting by written ballot is demanded by any shareholder at the meeting before the voting begins. Upon such demand, the voting shall be by written ballot, and each ballot shall state the name of the shareholder voting and the number of shares voted by such shareholder. If such ballot can be cast by a proxy, it shall also state the name of such proxy.

Every shareholder having the right to vote shall be entitled to vote in person, or by proxy appointed in a writing subscribed by such shareholder. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy, or unless the writing states that it is irrevocable and is held by a person specified in Section 705(e) of the California Corporations Code, in which event it is irrevocable for the period specified in said writing.

Section 9. Cumulative Voting for Election of Directors. Every shareholder shall have the right to cumulate his or her votes in the election of directors (that is, the shareholder may give one candidate an aggregate number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder’s shares are entitled, or the shareholder may distribute his or her aggregate number of votes among two or more of the candidates in such proportions as he or she wishes) if: (1) the candidate for whom the shareholder proposes to vote cumulatively has been placed in nomination prior to the voting in accordance with Section 11 of this Article II; and (2) one or more shareholders has given notice at the meeting, prior to the voting, of his or her intent to cumulate his or her votes. The candidates receiving the highest number of votes of the shares entitled to be voted for them, up to the number of directors to be elected by such shares, shall be elected.

Section 10. Record Dates and Closing of Stock Books. The Board of Directors may fix a time in the future as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders or entitled to receive payment of any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any other lawful action. The record date so fixed shall not be more than sixty (60) nor less than ten (10) days prior to the date of the meeting nor more than sixty (60) days prior to any other action. When a record date is so fixed, then, subject to the provisions of the California Corporations Code, only shareholders of record at the close of business on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date.

If no record date is so fixed, then the record date:

(i) for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day notice is given;

(ii) for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board of Directors has been taken, shall be the day on which the first written consent is given; and

(iii) for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later.

A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting. The Board of Directors shall fix a new record date if the meeting is adjourned for more than forty-five (45) days.

Section 11. Advance Notice to Corporation of Shareholder Nominees for Director. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of shareholders (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this Section 11. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than twenty (20) days nor more than sixty (60) days prior to the meeting; provided, however, that in the event less than thirty (30) days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder’s notice shall set forth (a) as to each person, if any, whom the shareholder proposes to nominate for election or re-election as a director: (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the corporation which are beneficially owned by such person, and (iv) any other information relating to such person that would be required to be disclosed regarding a nominee in a solicitation of proxies for election of directors, or that is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (b) as to the shareholder giving the notice: (i) the name and address, as they appear on the corporation’s books, of such shareholder and (ii) the class and number of shares of the corporation which are beneficially owned by such shareholder. At the request of the Board of Directors, any person nominated by the Board for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in the shareholder’s notice of nomination which pertains to the nominee. Nothing contained in these Bylaws shall be construed as imposing any obligation on the corporation to list a shareholder’s nominee for director in the corporation’s proxy statement. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 11. The Secretary of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he or she should so determine, he or she shall so declare at the meeting and the defective nomination shall be disregarded.

Section 12. Advance Notice of Shareholder Business. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (a) specified in the notice of meeting (or any amendment or supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting;

provided, however, that in the event that less than fifty (50) days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation’s books, of the shareholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the shareholder, (iv) any material interest of the shareholder in such business, and (v) any other information that would be required to be provided by the shareholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, in his or her capacity as a proponent of a shareholder proposal, if such proposal were to be included in the corporation’s proxy statement. Notwithstanding the foregoing, in order to include information with respect to a shareholder proposal in the corporation’s proxy statement and form of proxy for a shareholders’ meeting, shareholders must provide the notice and information required by the regulations promulgated under the Securities Exchange Act of 1934, as amended, and must meet all applicable requirements thereunder with respect to the inclusion of shareholder proposals in the corporation’s proxy statement, unless waived by the corporation. Nothing contained in these Bylaws shall be construed as imposing any obligation on the corporation to include any shareholder proposal in the corporation’s proxy statement. Notwithstanding anything in these Bylaws to the contrary and except as otherwise required by law, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 12. The secretary of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 12, and, if he or she should so determine, he or she shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted or voted upon.

ARTICLE III. BOARD OF DIRECTORS

Section 1. Powers. The business and affairs of the corporation shall be managed and all corporate powers shall be exercised by, or under the direction of, the Board of Directors, subject to any limitations in the articles of incorporation or these bylaws and subject to any provision of the California Corporations Code requiring shareholder authorization or approval for a particular action. The Board of Directors may delegate the management of the day-to-day operation of the business of the corporation to a management company or other person provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised, under the ultimate direction of the Board of Directors.

Section 2. Number, Tenure and Qualifications. The authorized number of directors of the corporation shall be not less than five (5) nor more than nine (9), the exact number of directors to be fixed within such specified limits by the Board of Directors or by the shareholders. The exact number of directors presently authorized shall be seven (7).

If the number of directors is, or at any time becomes, five (5) or more, then an amendment reducing the authorized number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of an action by written consent, are equal to more than sixteen and two-thirds percent (16 2/3%) of the outstanding shares entitled to vote.

Directors shall hold office until the next annual meeting of shareholders and until their respective successors are elected. If any such annual meeting is not held, or if the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. Directors need not be shareholders.

Section 3. Regular Meetings. A regular organizational meeting of the Board of Directors shall be held annually immediately after, and at the same place as, the annual meeting of shareholders. The Secretary shall cause notice of the date and time of the annual meeting of shareholders to be sent to all directors at the same time as such notice is sent to the shareholders pursuant to Section 4 of Article II of these Bylaws. The Board of Directors may provide for other regular meetings from time to time by resolution.

Section 4. Special Meetings; Call and Notice. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, or the President, or any Vice President, or the Secretary or any two (2) directors. Written notice of the time and place of all special meetings of the Board of Directors shall be delivered personally or by telephone or telegraph to each director at least forty-eight (48) hours before the meeting, or sent to each director by first-class mail, postage prepaid, at least four (4) days before the meeting. Notice of any meeting of the Board of Directors need not be given to any director who waives notice in accordance with Section 9 of this Article III, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. A notice, or waiver of notice, need not specify the purpose of any regular or special meeting of the Board of Directors.

Section 5. Place of Special Meetings. Special meetings of the Board of Directors may be held at any place within or without the State of California which has been designated in the notice of meeting, or if not stated in the notice, at the principal executive office of the corporation or any place designated by a resolution duly adopted by the Board of Directors.

Section 6. Participation by Telephone. Members of the Board of Directors may participate in a meeting through the use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another.

Section 7. Quorum. A quorum at all meetings of the Board of Directors shall be a majority of the authorized number of directors. In the absence of quorum, a majority of the directors present may adjourn any meeting to another time and place. If a meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment.

Section 8. Action at Meeting. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board of Directors. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

Section 9. Waiver of Notice. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes thereof. All such waivers, consent and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 10. Action by Written Consent without Meeting. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board of Directors individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

Section 11. Removal. The Board of Directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or who has been convicted of a felony.

The entire Board of Directors or any individual director may be removed from office without cause by the affirmative vote or written consent or shareholders holding a majority of the outstanding shares entitled to vote at an election of directors; provided, however, that unless the entire Board of Directors is removed, no individual director may be removed when the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, if all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director’s most recent election were then being elected.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

A director may not be removed, prior to the expiration of his term of office, except by court order or as provided in this Section.

Section 12. Resignations. Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary, or the Board of Directors of the corporation unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

Section 13. Vacancies. Except for a vacancy created by the removal (which removal shall include, for the purposes of this Section, the declaration of a vacancy in accordance with the first paragraph of Section 11 of this Article III), all vacancies in the Board of Directors, whether caused by resignation, death, or otherwise, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or special meeting of the shareholders. Vacancies created by the removal of a director may be filled only by approval of the shareholders, by the vote provided in Section 305 of the California Corporations Code. The shareholders may elect a director at any time to fill any vacancy not filled by the directors. Any such election by written consent other than to fill a vacancy created by removal shall require the consent of a majority of the outstanding shares entitled to vote.

Section 14. Compensation. The Board of Directors shall from time to time determine whether a salary shall be paid to directors for their services as such, and, by resolutions of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation and expenses for attending committee meetings.

Section 15. Committees; Limitations on Powers. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate an executive committee or one or more other committees, each consisting of two (2) or more directors, to serve at the pleasure of the Board of Directors. The appointment of members or alternate members of a committee shall require the vote of a majority of the authorized number of directors. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have all the authority of the Board of Directors in the management of the business and affairs of the corporation, except with respect to (a) the approval of any action which also requires action by the shareholders, (b) the filling of vacancies on the Board of Directors or any committee, (c) the fixing of compensation of directors for serving on the Board of Directors or a committee, (d) the adoption, amendment or repeal of bylaws, (e) the amendment or repeal of any resolution of the Board of Directors which by its express terms is not so amendable or repealable, (f) a distribution to shareholders, except at a rate or in a periodic amount or within a price range determined by the Board of Directors, and (g) the appointment of other committees of the Board of Directors or the members thereof.

ARTICLE IV. OFFICERS

Section 1. Titles and Terms. The officers of the corporation shall be a Chairman of the Board or a President, or both, a Secretary, a Chief Financial officer and such other officers which may from time to time be required by applicable law or as may be necessary to enable the corporation to sign instruments and share certificates. All the officers shall be chosen by the Board of Directors. In addition, the Board of Directors may appoint such other officers as may be deemed expedient for the proper conduct of the business of the corporation, each of whom shall have such authority and perform such duties as the Board of Directors may from time to time determine. The officers to be chosen by the Board of Directors shall be elected annually at the regular meeting of the Board of Directors held after the annual meeting of shareholders or as soon thereafter as convenient. Each officer shall serve at the pleasure of the Board of Directors and hold office until his successor shall have been duly chosen or until his removal by the Directors or resignation.

Section 2. Inability to Act. In the absence or inability to act of any officer of the corporation and of any person authorized to act in his place, the Board of Directors may, from time to time, delegate the powers or duties of such officer to any person it selects.

Section 3. Removal. Any officer chosen by the Board of Directors may be removed at any time;, with or without cause, by the unanimous written consent of the directors then in office or the affirmative vote of a majority of the directors present at any meeting lawfully held at which a quorum is present.

Section 4. Vacancies. A vacancy in any office may be filled by the Board of Directors for the unexpired portion of the term, if any.

Section 5. Chairman of the Board. The Chairman of the Board, if such office is filled by the Board of Directors, shall, if present, preside at all meetings of shareholders and the Board of Directors and shall perform all such other duties as are incident to such office or are properly required by the Board of Directors.

If the directors do not fill the office of President, the Chairman of the Board shall also have the duties of President.

Section 6. President. The President shall be the general manager and chief executive officer of the corporation, subject to the control of the Board of Directors. As such, he: shall, in the absence of the Chairman of the Board or if such office is not filled, preside at all meetings of shareholders and perform the other duties of Chairman of the Board; shall, if a member, preside at all meetings of the Board of Directors; shall have general supervision of the affairs of the corporation; shall make reports to the Board of Directors and shareholders; and shall perform all such other duties as are incident to such office or are properly required by the Board of Directors.

Section 7. Secretary. The secretary shall see that notices for all meetings are given in accordance with the provisions of these bylaws and as required by law, shall keep minutes of all meetings, shall have charge of the seal, if any, and the corporate books, and shall make such reports and perform such other duties as are incident to such office, or are properly required by the Board of Directors.

Section 8. Chief Financial Officer. The Chief Financial officer shall keep or provide for the keeping of regular books of account of the corporation and shall render to the Board of Directors, from time to time, as may be required of such officer, an account of all transactions as Chief Financial officer of the corporation. Such officer shall perform all duties incident to such office or which are properly required by the President or by the Board of Directors.

Section 9. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the corporation.

Section 10. Officers Holding More than One Office. Any two or more offices may be held by the same person.

ARTICLE V. MISCELLANEOUS

Section 1. Certificates. Certificates of stock shall be issued in numerical order and each shareholder shall be entitled to a certificate signed in the name of the corporation by the Chairman of the Board, the President, or a Vice President, if any, and by the Chief Financial Officer, the Treasurer, or an Assistant Treasurer, if any, the Secretary, or an Assistant Secretary, certifying to the number and the class or series of shares owned by such shareholders. Any or all of the signatures on the certificate may be facsimile. Prior to due presentment for registration of transfer in the stock transfer book of the corporation, the registered owner shall be treated as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner, except as expressly provided otherwise by the laws of the State of California.

Section 2. Representation of Share in Other Corporations. Shares of other corporations standing in the name of this corporation may be voted or represented and all incidents thereto may be exercised on behalf of this corporation by the Chairman of the Board, the President, any Vice President, the Treasurer, an Assistant Treasurer, if any, the secretary, or an Assistant Secretary.

Section 3. Annual Report to Shareholders. So long as this corporation shall have fewer than one hundred holders of record of its shares (determined as provided in Section 605 of the California Corporations Code), the requirement to cause an annual report to be sent to the shareholders within one hundred twenty (120) days after the close of the fiscal year and at least fifteen (15) days prior to the annual meeting of the shareholders, as provided in Section 1501 of said Code, is expressly waived pursuant to said Section 1501.

Section 4. Indemnification of Directors, Officer,. Employees and Other Agents.

(a) Indemnification of Directors and Officers

The corporation shall, to the maximum extent and in the manner permitted by the code, indemnify each of its directors and officers against expenses (as defined in Section 317(a) of the Code), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with may proceeding (as defined in section 317(a) of the Code), arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 4 of Article V, a “director” or “officer” of the corporation includes any person (i) who is or was a director or officer of the corporation, (ii) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

(b) Indemnification of Others

The corporation shall have the power, to the extent and in the manner permitted by the Code, to indemnify each of its employees and agents (other than directors and officers) against expenses (as defined in Section 317 (a) of the Code), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of the Code), arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 4 of Article V, an “employee” or “agent” of the corporation (other than a director or officer), includes any person (i) who is or was an employee or agent of the corporation, (ii) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

(c) Payment of Expenses in Advance

Expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to subsection (a) of this Section 4 or for which indemnification is permitted pursuant to subsection (b) of this Section 4 following authorization thereof by the Board of Directors shall be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized in this Section 4 of Article V.

(d) Indemnity not Exclusive

The indemnification provided by this Section 4 of Article V shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in the Articles of Incorporation.

(e) Insurance Indemnification

The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against or incurred by such person in such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Section 4 of Article V.

(f) Conflicts

No indemnification or advance shall be made under this Section 4 of Article V, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:

(1) That it would be inconsistent with a provision of the Articles of Incorporation, these bylaws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

(2) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

Section 5. Amendments. Bylaws may be adopted, amended, or repealed by the vote or the written consent of the shareholders entitled to exercise a majority of the voting power of the corporation. Subject to the right of shareholders to adopt, amend, or repeal bylaws, bylaws may be adopted, amended, or repealed by the Board of Directors, provided, however, that a bylaw or amendment thereof changing the authorized number of directors may be adopted by the Board of Directors only if those bylaws permit an indefinite number of directors and the bylaw or amendment thereof adopted by the Board of Directors changes the authorized number of directors within the limits specified in these bylaws.

Whenever an amendment or new bylaw is adopted, the text of such amended or new bylaw shall be entered in the minute book copy of the bylaws with the original bylaws, in the appropriate place, with a notation as to the manner and effective date of such amendment or adoption. If any bylaw is repealed the fact of such repeal, including a notation as to the manner and effective date of such repeal, shall be entered at the appropriate place in the minute book copy of the bylaws.